UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 7, 2007
Date of Report (Date of earliest event reported)
Salton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19557	36-3777824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1955 W. Field Court, Lake Forest, Illinois 60045
(Address of principal executive offices) (Zip Code)
(847) 803-4600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On May 7, 2007, Salton, Inc. (the “Company” or “Salton”) received from APN Holding Company, Inc. (“APN” Holdco”) an executed letter amendment dated May 4, 2007 (the “Letter Amendment”) to the commitment letter dated March 23, 2007 addressed to APN Holdco from Silver Point Finance, LLC (the “Silver Point Commitment Letter”). The Letter Amendment, among other things, amends certain covenants and other provisions in light of APN Holdco’s sale of the Belson brand and its related assets and operations.
     The foregoing description of the Letter Amendment does not purport to describe all of the terms of such letter and is qualified in its entirety by reference to the full text of the Letter Amendment, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference. The Silver Point Commitment Letter was previously filed by the Company on a Current Report on Form 8-K dated March 28, 2007.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain matters discussed in this Form 8-K are “forward-looking statements” intended to qualify for the safe harbors from liability established by the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the funding of the executed commitment letters delivered by APN Holdco or alternative financing, (2) the failure to obtain approval of the merger from Salton stockholders, (3) the failure to obtain required third party consents to the Merger, (4) the ability of the two businesses to be integrated successfully, (5) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (6) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (7) the failure to maintain continued listing on the New York Stock Exchange of Salton’s common stock, (8) customer acceptance of the new combined entity, (9) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (10) bankruptcy of or loss of major retail customers or suppliers, (11) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (12) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (13) changes in suppliers, (14) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (15) product liability, regulatory actions or other litigation, warranty claims or returns of products, (16) customer acceptance of changes in costs of, or delays in the development of new products, (17) delays in or increased costs of restructuring programs and (18) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton’s Securities and Exchange Commission filings.

ADDITIONAL INFORMATION
     In connection with the merger, Salton intends to file with the SEC and furnish to its stockholders a proxy statement. Stockholders are advised to read the proxy statement when it is finalized and distributed to stockholders because it will contain important information about the Merger. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Salton, Inc. 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton’s website, www.saltoninc.com.
     Salton and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Salton in favor of the amendment to the Company’s Certificate of Incorporation and issuance of common stock in connection with the merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Salton’s proxy statement when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of Salton common stock is also set forth in Salton’s most recent proxy statement and annual report on Form 10-K, which are available on Salton’s website and www.sec.gov. Additional information regarding the interests of the participants will be included in the proxy statement and other relevant documents filed with the SEC.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1	Letter Amendment dated May 4, 2007 by and between Silver Point Finance, LLC and APN Holding Company, Inc.
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 14, 2007

SALTON, INC.
/s/ WILLIAM LUTZ
William Lutz
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Letter Amendment dated May 4, 2007 by and between Silver Point Finance, LLC and APN Holding Company, Inc.